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                                   EXHIBIT 21


                       VALUE CITY DEPARTMENT STORES, INC.

                              List of Subsidiaries

                                  State of               Percentage                Doing
Name                              Incorporation          Ownership                 Business As
----                              -------------          ---------                 -----------
Carlyn Advertising
   Agency, Inc.                   Ohio                   100%                      Carlyn

DSW Shoe Warehouse, Inc.          Missouri               100% indirect             DSW

GB Retailers, Inc.                Delaware               100% indirect             Value City

J. S. Overland Delivery, Inc.     Delaware               100%                      J.S. Overland
                                                                                   Delivery, Inc.

Value City Department
   Stores Services, Inc.          Delaware               100% indirect             Value City

Shonac Corporation                Ohio                   99.9%                     Shonac

Value City of Michigan, Inc.      Michigan               100%                      Value City

Value City Limited
   Partnership                    Ohio*                  100% indirect             Value City of Kentucky LP

VC Retailers, Inc.                Delaware               100% indirect             Value City

Westerville Road LP, Inc.         Delaware               100%                      Value City

Westerville Road GP, Inc.         Delaware               100%                      Value City

Value City Acquisition Corp.      Delaware               100%                      Value City

VC Acquisition, Inc.              Ohio                   100%                      Value City

Base Acquisition Corp.            Delaware               100%                      Filene's Basement



[FN]
*    This is a limited partnership, not an incorporated entity.




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